UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2022
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GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Acorn Park Drive, 5th Floor
Cambridge, MA 02140
(Address of principal executive offices, including zip code)
(617) 876-8191
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	GNCA	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On April 28, 2022, Genocea Biosciences, Inc. (the "Company") implemented a plan to reduce its workforce by approximately 65% of its current headcount with the objective of preserving capital as it explores a range of strategic alternatives to maximize shareholder value. This workforce reduction will take place primarily during the second quarter of 2022. As a result of these actions, the Company expects to incur personnel-related restructuring charges of approximately $4 million in connection with one-time employee termination costs, including severance and other benefits, which are expected to be incurred in the second quarter of 2022. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction or retention efforts. These estimates of the costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. In light of these developments, the Company is reviewing its clinical and research programs to determine an appropriate course of action.
Item 7.01 Regulation FD Disclosure.
On April 28, 2022, the Company issued a press release announcing its commitment to a corporate restructuring. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release issued by Genocea Biosciences, Inc. on April 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains statements that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “target,”, “contemplates,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern its expectations, strategy, plans, prospects or intentions. Such statements include, without limitation, statements regarding the Company’s business strategy, structure and operations, including the Company’s plans to explore strategic alternatives; the cause, size, timing and impact of the Company’s reduction in workforce and related activities; the expected size of the Company’s workforce following such reduction; the estimated charges and costs expected to be incurred in connection with such reduction; the financial plans and projections, including its restructuring and other cost-saving efforts and impact on cash runway; and the percent of such charges expected to result in cash expenditures. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from its current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: those related to the difficulties in and effect of implementing the Company’s business strategy; the difficulties in and effect of implementing the Company’s reduction in workforce, such as claims arising out of the reduction; the risks related to the difficulty of predicting the financial impact or timing of the Company’s reduction in workforce, including the risk that the actual financial and other impacts of the reduction could vary materially from the outcomes anticipated; the risks related to the Company’s capital requirements, use of capital and unexpected expenditures, including the Company’s ability to manage operating expenses or obtain funding to support planned business activities or to explore and establish strategic alternative transactions; risks related to the Company’s ability to attract and retain personnel; and other risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s other subsequently filed SEC filings. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ DIANTHA DUVALL
Diantha Duvall
Chief Financial Officer
(Principal Financial Officer)
Date: April 28, 2022